UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
  Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 24, 2007

                              CH ENERGY GROUP, INC.
             (Exact name of Registrant as specified in its charter)

             New York                 0-30512             14-1804460
(State or other jurisdiction of     (Commission          (IRS Employer
incorporation or organization)      File Number)       Identification No.)


284 South Avenue, Poughkeepsie, New York                  12601-4879
(Address of principal executive offices)                  (Zip code)

                                 (845)-452-2000
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

At today's Annual Meeting of Shareholders of CH Energy Group, Inc. (the "Company"), Steven V. Lant, Chairman of the Board, President and Chief Executive Officer of the Company will make the following comments:

                  "I'd like to now comment on our outlook for 2007:

                  On February 14, we announced earnings guidance for 2007, indicating we believed our earnings would probably be lower in 2007 than in 2006. One factor in thinking this - at the time - was the effect of the extremely warm winter weather we experienced in December and January, which depressed sales of natural gas and fuel oil, in particular.

                  I'm pleased to say that the weather pattern changed dramatically, and we no longer expect a negative effect on earnings from the mild winter. Later this week, we will adjust our earnings guidance accordingly. I now believe 2007 EPS will come in close to the 2006 level, despite the effect of a lower allowed return on equity at Central Hudson and fewer one-time and unusual contributions to earnings than we had in 2006. More hopefully, I already see sources of earnings:

                   o   Griffith acquisitions

                   o   Lyonsdale profitability

                   o   Central Hudson rate base growth

         Already I see sources of earnings growth for 2008. They include three recent acquisitions by Griffith, which increased its customer base by 17% and which we expect to be accretive to earnings in 2008. We expect greater profitability from our Lyonsdale biomass plant, as we receive revenue from NYSERDA for providing renewable energy. And I expect increasing earnings from Central Hudson as its rate base and customer base grows and as the three year rate increase continues to phase in."

The Company's Annual Meeting of Shareholders will be held on Tuesday, April 24, 2007 beginning at 10:30 a.m. eastern time. The meeting, including Mr. Lant's full remarks, will be webcast live in listen-only mode, and can be accessed in the Investor Relations section of the Company's website at www.CHEnergyGroup.com. The webcast will be available for replay after April 24 for approximately 30 days.

Forward-Looking Statements
Statements included or referenced in this report that are not historical in nature, are intended to be, and are hereby identified as, "forward-looking statements" for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by words including "anticipates," "believes," "projects," "intends," "estimates," "expects," "plans," "assumes," "seeks," and similar expressions. Forward-looking statements including, without limitation, those relating to CH Energy Group, Inc. and its subsidiaries' future business prospects, revenues, proceeds, working capital, liquidity, income and margins, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to several important factors including those identified from time to time in the forward-looking statements. Those factors include, but are not limited to: weather; energy supply and demand; fuel prices; interest rates; potential future acquisitions; developments in the legislative, regulatory and competitive environment; market risks; electric and gas industry restructuring and cost recovery; the ability to obtain adequate and timely rate relief; changes in fuel supply or costs; the success of strategies to satisfy electricity requirements now that Central Hudson's major electric generation assets have been sold; future market prices for energy, capacity, and ancillary services; the outcome of pending litigation and certain environmental matters, particularly the status of inactive hazardous waste disposal sites and waste site remediation requirements; and certain presently unknown or unforeseen factors, including, but not limited to, acts of terrorism. CH Energy Group, Inc. and its subsidiaries undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Given these uncertainties, undue reliance should not be placed on the forward-looking statement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              CH ENERGY GROUP, INC.


Date:  April 24, 2007                       By:  /s/ Donna S. Doyle
                                                 --------------------
                                                   Donna S. Doyle
                                      Vice President Accounting and Controller